Registration Statement No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                       _______________________
                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                      __________________________

                        ARGUSS HOLDINGS, INC.
        (Exact Name of Registrant as Specified in Its Charter)
Delaware                                                    02-0413153
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                  Identification No.)

                          One Church Street
                      Rockville, Maryland  20850
               (Address of Principal Executive Offices)
             ____________________________________________

             ARGUSS HOLDINGS, INC. 1991 STOCK OPTION PLAN
                       (Full Title of the Plan)
         ___________________________________________________

                           Arthur F. Trudel
                       Chief Financial Officer
                        Arguss Holdings, Inc.
                          One Church Street
                      Rockville, Maryland 20850
               (Name and Address of Agent for Service)
                            (301) 315-0027
    (Telephone Number, Including Area Code, of Agent For Service)



                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                 Proposed      Proposed        Amount of
                    Amount to     Maximum       Maximum       Registration
    Title of           be        Offering      Aggregate          Fee
Securities to be   Registered      Price     Offering Price
   Registered          (1)       Per Share
--------------------------------------------------------------------------
Common Stock, par
value $.01 per      1,200,000   $16.50 (2)   $19,800,000.00    $5,841.00
share                shares
--------------------------------------------------------------------------

(1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Arguss Holdings, Inc. 1991 Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on May 27, 1998.

Approximate date of commencement of proposed sale to the  public:
The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

      The  contents of Registration Statement Nos. 333-19277  and
333-27017 are incorporated by reference herein.

Exhibits.

  5.        Opinion  of  Robinson  & Cole LLP regarding  legality
             (filed herewith).

  23(a).    Consent of KPMG Peat Marwick LLP (filed herewith).

  23(b).    Consent  of Robinson & Cole LLP (contained in Exhibit 5).

  24.       Power  of  Attorney (filed herewith as  part  of  the
             Signature Page).

                             SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 1st day of June, 1998.

                                ARGUSS HOLDINGS, INC.


                                By: /s/ Rainer H. Bosselmann
                                    ------------------------
                                     Rainer H. Bosselmann
                                     Chairman  of the  Board and
                                     Chief Executive Officer


                         POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 1, 1998 in the capacities indicated.

        Signature                  Title



/s/ Rainer H. Bosselman            Principal Executive Officer,
----------------------------       and Director
Rainer H. Bosselmann



/s/ Arthur F.  Trudel              Principal Financial Officer and
----------------------------       Principal Accounting Officer
Arthur F. Trudel



/s/ William A. Barker              Director
----------------------------
William A. Barker



____________________________       Director
James D. Gerson



/s/ Richard S. Perkins             Director
----------------------------
Richard S. Perkins, Jr.



____________________________       Director
Garry A. Prime



____________________________       Director
John A. Rolls



/s/ Peter L. Winslow               Director
----------------------------
Peter L. Winslow

                       INDEX TO EXHIBITS

EXHIBIT NO.  EXHIBIT                   PAGE NO.

5.           Opinion of Robinson &     6
             Cole LLP. Regarding
             legality.

23(a).       Consent of KPMG Peat      7
             Marwick LLP.

23(b).       Consent of Robinson &     Contained in Exhibit 5 on
             Cole LLP                  Page 6.

24.          Power of Attorney         Filed as part of the
                                       Signature Page on Page 3.